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                                                               EXHIBIT 10(k)-(2)

                       AMENDMENT TO AMENDED AND RESTATED
                  SUPPLEMENTAL DEFERRED COMPENSATION AGREEMENT

         THIS AMENDMENT to the AMENDED AND RESTATED SUPPLEMENTAL DEFERRED COMPENSATION AGREEMENT (the "Agreement"), is made and entered into the 27th day of January, 1995, between MOBILE GAS SERVICE CORPORATION, an Alabama corporation (hereinafter referred to as the "CORPORATION"), and WALTER L. HOVELL (hereinafter referred to as the "EMPLOYEE"),

                             W I T N E S S E T H :

         WHEREAS, by agreement made and entered into on March 3, 1978, CORPORATION and EMPLOYEE initially entered into an agreement providing for the deferral of compensation in order to assist the EMPLOYEE in providing for the contingencies of death and old age dependency; and

         WHEREAS, on December 11, 1992, CORPORATION and EMPLOYEE amended and restated the Agreement in its entirety as of December 11, 1992; and

         WHEREAS, it is the desire of the parties hereto to further amend the Agreement in order to revise the determination of the Deferred Amount.

         NOW, THEREFORE, in consideration of the premises and in consideration of the terms and conditions hereinafter set forth, the parties hereto do hereby agree as follows:

                 1. Section 2 of the Agreement is hereby amended so that said Section 2 shall read in its entirety as follows:

                 2. DEFERRED AMOUNT. As of the effective date of this Agreement, the CORPORATION will commence to compensate the EMPLOYEE not only in the form of current compensation for services





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         rendered, but also, as provided below, in the form of deferred compensation, for the period of time during which the EMPLOYEE is employed by the CORPORATION, which shall be credited to the Employee Account annually as a Deferred Amount. Beginning with the effective date of this agreement and continuing with each anniversary thereof during which this Agreement is in effect, the Deferred Amount portion of the total compensation of the EMPLOYEE will be an amount equal to the sum of (i) the amount that would have been paid to the EMPLOYEE for his service as a member of the CORPORATION's Board of Directors (including payments for service on one or more committees of the Board of Directors) if he were not an employee of the CORPORATION, and (ii) such additional amount as the Board of Directors shall determine, in its sole and absolute discretion, by resolution duly adopted by the Board of Directors. There is no guarantee that a Deferred Amount will be awarded as of any anniversary date of this Agreement. Any such Deferred Amount thus awarded, if any, will be credited to the Employee Account in accordance with Paragraph 1, above.

                 3. As hereby amended, the Agreement remains in full force and effect.

         IN WITNESS WHEREOF, CORPORATION has caused this instrument to be executed by its officer thereunder duly authorized on the day and year indicated above, and EMPLOYEE has hereunto set his hand and seal on the day and year indicated above.

                                          MOBILE GAS SERVICE CORPORATION



                                          By:       /s/ John S. Davis


                                                    JOHN S. DAVIS
                                                    Its Executive Vice President
ATTEST:


/s/ G. Edgar Downing, Jr.
Its Secretary

                                          EMPLOYEE:

                                          /s/ Walter L. Hovell
                                          WALTER L. HOVELL





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